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                                                                      EXHIBIT 21




                      SUBSIDIARIES OF REGISTRANT



           Name of Corporation            State of Incorporation
           -------------------            ----------------------

    Garan Central America Corp.                  Virginia

    Garan Export Corp.                           New York

    Garan Manufacturing Corp.                    Virginia

    Garan Services Corp.                         Delaware

    Garan de El Salvador, S.A. de C.V.           El Salvador